EXHIBIT 99


                    FIRST CITIZENS REPORTS EARNINGS FOR 2003

COLUMBIA, S.C., January 28, 2004 - First Citizens Bancorporation of South Carolina, Inc. (OTCBB-"FCBN") reports consolidated net income for the quarter ending December 31, 2003, of $9.39 million compared to $8.66 million for the corresponding quarter of 2002. For the year ended December 31, 2003, consolidated net income was $39.88 million compared to $39.05 million for the year ended December 31, 2002.

Total deposits as of December 31, 2003 were $3.71 billion compared to $3.28 billion as of December 31, 2002. Gross loans as of December 31, 2003 were $2.94 billion compared to $2.42 billion as of December 31, 2002.

During the fourth quarter, net interest income was $38.69 million, an increase of $1.57 million over the comparable quarter in 2002. Bancorporation continues to experience margin compression; however, internal loan growth and the continuing effect of the April 2003 acquisition of First Banks, Inc. mitigated the compression to some extent causing net interest income to grow in dollars. Provision for loan losses declined by $1.05 million during the quarter, primarily due to a decline in net charge-offs during the quarter and the year.

During the fourth quarter, growth in noninterest income slowed, with total noninterest income increasing by $504 thousand over the comparable quarter in 2002. Increases in deposit-related income were offset by a decline in mortgage income as Bancorporation experienced a decline in refinance activity during the quarter. Noninterest expense was $36.47 million during the quarter, an increase of $3.02 million over the same period of 2002. The majority of the increase was due to higher personnel costs, depreciation expense, and data processing expense as a result of continued expansion of lines of business.

For the year, net interest income was $149.30 million, an increase of $2.75 million over the prior year. Noninterest income was $59.15 million for the year, an increase of $9.81 million over the same period of 2002. The increase was primarily due to increases in deposit-related and mortgage income.

Noninterest expense was $136.99 million for the year ended December 31, 2003, an increase of $10.88 million over the same period of 2002. The majority of the increase was due to higher personnel costs, depreciation expense and data processing expense as a result of continued expansion of lines of business.

At its meeting held January 28, 2004, Bancorporation's Board of Directors declared a quarterly common stock dividend of $0.35 per share for shareholders of record as of February 13, 2004, payable February 25, 2004.

First Citizens Bancorporation of South Carolina, Inc. is a three-bank financial holding company headquartered in Columbia, South Carolina, with $4.30 billion in total consolidated assets as of December 31, 2003. For more information, visit the First Citizens web site at www.fcbsc.com.

This discussion may contain statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results, or otherwise are not statements of historical fact. Such statements are often characterized by the use of the qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," "anticipate," or other statements concerning opinions or judgments of Bancorporation and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of Bancorporation's customers, actions of government regulators, the level of market interest rates, and general economic conditions.


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
CONDENSED STATEMENTS OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA;               Quarter ended December 31,        Year ended December 31,
 UNAUDITED)                                                 2003             2002            2003            2002

Interest income                                       $       49,816   $      50,903   $     198,196   $     208,373
Interest expense                                              11,130          13,789          48,895          61,826
Net interest income                                           38,686          37,114         149,301         146,547
Provision for loan losses                                      2,044           3,089           9,843          10,068
Net interest income after provision for loan losses           36,642          34,025         139,458         136,479
Noninterest income                                            13,936          13,432          59,146          49,341
Noninterest expense                                           36,465          33,446         136,989         126,108
Income before income taxes                                    14,113          14,011          61,615          59,712
Income taxes                                                   4,726           5,354          21,732          20,664
Net income                                            $        9,387   $       8,657   $      39,883   $      39,048
Net income per share                                  $        10.32   $        9.45   $       43.75   $       42.38
Cash dividend paid per common share                   $         0.35   $        0.25   $        1.20   $        1.00
Profitability information (annualized):
Return on average assets                                        0.87%           0.92%           0.97%           1.06%
Return on average equity                                       11.12           11.32           12.39           13.47
Taxable-equivalent net yield on average interest-
earning assets                                                  3.95            4.32            3.99            4.37



CONDENSED BALANCE SHEETS
(THOUSANDS, EXCEPT SHARE DATA; UNAUDITED)
                                                                                       December 31,    December 31,
                                                                                            2003           2002

Cash and due from bank                                                                 $     179,951   $     165,747
Federal funds sold                                                                            41,379         121,626
Investment securities                                                                        922,229         915,870
Loans                                                                                      2,939,989       2,415,396
Reserve for loan losses                                                                      (51,268)        (43,305)
Other assets                                                                                 269,180         212,542
Total assets                                                                           $   4,301,460   $   3,787,876

Deposits                                                                               $   3,714,222   $   3,276,008
Other liabilities                                                                            247,655         208,284
Shareholders' equity                                                                         339,583         303,584
Total liabilities and shareholders' equity                                             $   4,301,460   $   3,787,876
Book value per share                                                                   $      371.60   $      329.67


SELECTED AVERAGE BALANCES
(THOUSANDS; UNAUDITED)
                                                        Quarter ended December 31,        Year ended December 31,
                                                            2003            2002            2003            2002
Total assets                                          $    4,267,535   $   3,736,677   $   4,103,355   $   3,681,119
Investment securities                                        913,840         911,304         922,347         927,944
Loans                                                      2,889,399       2,406,102       2,683,789       2,307,716
Interest-earning assets                                    3,906,088       3,432,940       3,763,684       3,381,013
Deposits                                                   3,677,638       3,202,335       3,531,988       3,120,497
Interest-bearing liabilities                               3,244,372       2,839,713       3,122,175       2,822,876
Shareholders' equity                                         334,830         303,397         321,971         289,958


     CONTACT: Craig L. Nix of First Citizens Bancorporation of South Carolina, Inc. at 803-733-2659


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